EXHIBIT 99.1

PRESS RELEASE OF NORTHWEST BANCSHARES, INC.

EARNINGS RELEASE

FOR IMMEDIATE RELEASE

Contact:	William J. Wagner, President and Chief Executive Officer (814) 726-2140
William W. Harvey, Jr., Executive Vice President and Chief Financial Officer (814) 726-2140

Northwest Bancshares, Inc. Announces Second Quarter 2014 Earnings and Dividend Declaration

Warren, Pennsylvania — July 21, 2014

Northwest Bancshares, Inc. (NasdaqGS: NWBI) announced net income for the quarter ended June 30, 2014 of $12.7 million, or $0.14 per diluted share.  This represents a decrease of $763,000, or 5.7%, compared to the same quarter last year when net income was $13.5 million, or $0.15 per diluted share, and a decrease of $1.9 million, or 13.1%, compared to the quarter ended March 31, 2014 when net income was $14.6 million, or $0.16 per diluted share.  The annualized returns on average shareholders’ equity and average assets for the quarter ended June 30, 2014 were 4.77% and 0.64% compared to 4.79% and 0.68% for the same quarter last year and 5.16% and 0.75% for the quarter ended March 31, 2014.

The Company also announced that its Board of Directors declared a quarterly cash dividend of $0.13 per share payable on August 14, 2014, to shareholders of record as of July 31, 2014.  This represents the 79th consecutive quarter in which the Company has paid a cash dividend.

In making this announcement, William J. Wagner, President and CEO, noted, “The deterioration of several commercial credits negatively impacted what was otherwise consistent core earnings highlighted by a 2.1% increase in net interest income compared to the previous quarter. This improvement was the result of loan growth of nearly $35 million and an increase in checking accounts of more than $38 million. Looking at the other elements of income, we are pleased to report that noninterest income increased by 27.7 % while noninterest expense was held to just a 1.9% increase over the previous year. Finally, we were excited to be recognized for the fourth time in the last five years by J.D. Power & Associates as the “Highest Rated Financial Institution for Customer Satisfaction in the Mid-Atlantic Region”. Further recognition was received from Forbes who named Northwest as “One of America’s 50 Most Trustworthy Financial Companies” and from Keefe, Bruyette & Woods who included Northwest as one of 31 companies on their “Bank Honor Roll.”

Net interest income decreased by $1.2 million, or 1.9%, to $62.1 million for the quarter ended June 30, 2014, from $63.3 million for the quarter ended June 30, 2013, as interest income on both loans receivable and investment securities decreased from the prior year. These decreases were partially offset by a $1.2 million decrease in interest paid on deposit accounts and borrowed funds. These changes from the previous year were due primarily to the continued low level of market interest rates. Net interest income, however, improved by $1.3 million, or 2.1%, over the prior quarter due primarily to growth of $24.7 million, or 1.2%, in commercial loans.

The provision for loan losses increased by $2.9 million, or 53.3%, to $8.3 million for the quarter ended June 30, 2014, from $5.4 million for the quarter ended June 30, 2013 and increased by $800,000 compared to the quarter ended March 31, 2014.  This increase is due primarily to the deterioration of several commercial loans which required a provision of $5.5 million.  The total required provision for the quarter was lessened by the continued improvement in overall asset quality with loans 90 days or more delinquent decreasing $12.2 million, or 19.3%, and total nonaccrual loans decreasing $23.8 million, or 19.7%, compared to a year ago and the continued recovery of previously charged-off loans. Net charge-offs for the current quarter were $13.1 million, or 0.90% of average loans compared to $4.8 million, or 0.34% for the same quarter last year.  This increase resulted from the charge-off of two commercial loans for $6.8 million and $1.3 million, respectively.  At June 30, 2014, the allowance for loan losses was $71.4 million, or 1.21% of total loans, compared to $72.6 million, or 1.28% of total loans, at June 30, 2013.

Noninterest income increased by $3.7 million, or 27.7%, to $17.1 million for the quarter ended June 30, 2014, from $13.4 million for the quarter ended June 30, 2013.  This increase is due primarily to a $1.7 million decrease in the loss on real estate owned and an increase in other operating income of $823,000, as a result of increased Federal Home Loan Bank dividends. Additionally, trust and other financial services income increased by $792,000, due primarily to the acquisition of Evans Capital Management, Inc. on January 1, 2014.

Noninterest expense increased by $1.0 million, or 1.9%, to $53.8 million for the quarter ended June 30, 2014, from $52.8 million for the quarter ended June 30, 2013. This increase was due primarily to an $838,000 increase in marketing expense as the result of robust marketing activity in the current quarter to promote loan and checking growth. Additionally, professional services increased by $576,000, due primarily to compliance related consulting engagements as we continue to strengthen our regulatory compliance management system.

Net income for the six-month period ended June 30, 2014 of $27.4 million represents a decrease of $1.4 million, or 4.9%, compared to net income of $28.8 million for the six-month period ended June 30, 2013.  Diluted earnings per share for the six-month period ended June 30, 2014 decreased to $0.30 per share from $0.32 per share in the same period last year.  The annualized returns on average shareholders’ equity and average assets were 4.97% and 0.70%, respectively, for the current six-month period compared to 5.12% and 0.73%, respectively, in the prior year.

Headquartered in Warren, Pennsylvania, Northwest Bancshares, Inc. is the holding company of Northwest Savings Bank.  Founded in 1896, Northwest Savings Bank is a full-service financial institution offering a complete line of business and personal banking products, employee benefits and wealth management services, as well as the fulfillment of business and personal insurance needs. Northwest operates 165 community banking offices in Pennsylvania, New York, Ohio and Maryland and 50 consumer finance offices in Pennsylvania through its subsidiary, Northwest Consumer Discount Company.  Northwest Bancshares, Inc.’s common stock is listed on the NASDAQ Global Select Market (“NWBI”). Additional information regarding Northwest Bancshares, Inc. and Northwest Savings Bank can be accessed on-line at www.northwestsavingsbank.com.

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Forward-Looking Statements - This release may contain forward-looking statements with respect to the financial condition and results of operations of Northwest Bancshares, Inc. including, without limitations, statements relating to the earnings outlook of the Company. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, include among others, the following possibilities: (1) changes in the interest rate environment; (2) competitive pressure among financial services companies; (3) general economic conditions including an increase in non-performing loans; (4) changes in legislation or regulatory requirements; (5) difficulties in continuing to improve operating efficiencies; (6) difficulties in the integration of acquired businesses; and (7) increased risk associated with an increase in commercial real-estate and business loans.  Management has no obligation to revise or update these forward-looking statements to reflect events or circumstances that arise after the date of this release.

Northwest Bancshares, Inc. and Subsidiaries

Consolidated Statements of Financial Condition

(Dollars in thousands, except per share amounts)

	(Unaudited)
	June 30,	December 31,
	2014	2013
Assets
Cash and cash equivalents	$97,467	98,122
Interest-earning deposits in other financial institutions	287,867	293,149
Federal funds sold and other short-term investments	634	634
Marketable securities available-for-sale (amortized cost of $972,258 and $1,022,078)	977,786	1,016,767
Marketable securities held-to-maturity (fair value of $117,670 and $124,061)	114,154	121,366
Total cash, interest-earning deposits and marketable securities	1,477,908	1,530,038

Residential mortgage loans held for sale	—	221
Residential mortgage loans	2,485,740	2,482,783
Home equity loans	1,066,943	1,083,939
Other consumer loans	231,974	228,348
Commercial real estate loans	1,694,882	1,608,399
Commercial loans	406,195	402,601
Total loans receivable	5,885,734	5,806,291
Allowance for loan losses	(71,442)	(71,348)
Loans receivable, net	5,814,292	5,734,943

Federal Home Loan Bank stock, at cost	43,986	43,715
Accrued interest receivable	21,756	21,821
Real estate owned, net	14,915	18,203
Premises and Equipment, net	145,344	146,139
Bank owned life insurance	142,223	140,172
Goodwill and other intangible assets	175,988	174,463
Other intangible assets	3,694	2,319
Other assets	62,210	69,663
Total assets	$7,902,316	7,881,476

Liabilities and Shareholders’ equity
Liabilities
Noninterest-bearing demand deposits	$872,661	789,135
Interest-bearing demand deposits	901,486	852,809
Money market deposit accounts	1,183,228	1,167,954
Savings deposits	1,236,307	1,191,584
Time deposits	1,580,240	1,667,397
Total deposits	5,773,922	5,668,879
Borrowed funds	869,335	881,645
Advances by borrowers for taxes and insurance	37,677	26,669
Accrued interest payable	816	888
Other liabilities	45,000	43,499
Junior subordinated debentures	103,094	103,094
Total liabilities	6,829,844	6,724,674

Shareholders’ equity
Preferred stock, $0.01 par value, 50,000,000 shares authorized, no shares issued	—	—
Common stock, $0.01 par value: 500,000,000 shares authorized, 94,949,695 shares and 94,243,713 shares issued and outstanding, respectively	949	943
Paid-in-capital	626,213	619,678
Retained earnings	472,726	571,164
Unallocated common stock of Employee Stock Ownership Plan	(22,200)	(23,083)
Accumulated other comprehensive loss	(5,216)	(11,900)
Total shareholders’ equity	1,072,472	1,156,802
Total liabilities and shareholders’ equity	$7,902,316	7,881,476

Equity to assets	13.57%	14.68%
Tangible common equity to assets	11.56%	12.72%
Book value per share	$11.30	12.27
Tangible book value per share	$9.40	10.40
Closing market price per share	$13.57	14.78
Full time equivalent employees	2,047	2,043
Number of banking offices	165	165

Northwest Bancshares, Inc. and Subsidiaries

Consolidated Statements of Income

(Dollars in thousands, except per share amounts)

	Quarter ended
	June 30,		March 31,
	2014	2013	2014
Interest income:
Loans receivable	$70,797	71,987	69,373
Mortgage-backed securities	2,666	3,308	2,793
Taxable investment securities	1,014	1,034	1,080
Tax-free investment securities	1,598	2,094	1,655
Interest-earning deposits	286	340	200
Total interest income	76,361	78,763	75,101

Interest expense:
Deposits	6,421	7,404	6,490
Borrowed funds	7,793	8,032	7,714
Total interest expense	14,214	15,436	14,204

Net interest income	62,147	63,327	60,897
Provision for loan losses	8,285	5,405	7,485
Net interest income after provision for loan losses	53,862	57,922	53,412

Noninterest income:
Gain on sale of investments	349	19	3,348
Service charges and fees	9,042	9,037	8,408
Trust and other financial services income	3,055	2,263	3,047
Insurance commission income	2,237	2,190	2,564
Loss on real estate owned, net	(562)	(2,285)	(135)
Income from bank owned life insurance	1,050	1,088	1,001
Mortgage banking income	265	236	249
Other operating income	1,688	865	1,175
Total noninterest income	17,124	13,413	19,657

Noninterest expense:
Compensation and employee benefits	28,543	28,156	27,972
Premises and occupancy costs	5,740	5,744	6,557
Office operations	3,868	3,866	3,757
Processing expenses	6,639	7,390	6,589
Marketing expenses	2,931	2,093	1,637
Federal deposit insurance premiums	1,338	1,424	1,297
Professional services	1,775	1,199	2,062
Amortization of intangible assets	331	349	331
Real estate owned expense	459	600	639
Other expense	2,182	1,985	2,322
Total noninterest expense	53,806	52,806	53,163

Income before income taxes	17,180	18,529	19,906
Income tax expense	4,465	5,051	5,266

Net income	$12,715	13,478	14,640

Basic earnings per share	$0.14	0.15	0.16

Diluted earnings per share	$0.14	0.15	0.16

Annualized return on average equity	4.77%	4.79%	5.16%
Annualized return on average assets	0.64%	0.68%	0.75%

Basic common shares outstanding	91,491,654	90,423,717	91,154,998
Diluted common shares outstanding	92,531,142	90,917,136	92,353,312

Northwest Bancshares, Inc. and Subsidiaries

Consolidated Statements of Income

(Dollars in thousands, except per share amounts)

	Six months ended
	June 30,
	2014	2013
Interest income:
Loans receivable	$140,170	144,960
Mortgage-backed securities	5,459	6,749
Taxable investment securities	2,094	1,939
Tax-free investment securities	3,253	4,157
Interest-earning deposits	486	591
Total interest income	151,462	158,396

Interest expense:
Deposits	12,911	15,218
Borrowed funds	15,507	15,863
Total interest expense	28,418	31,081

Net interest income	123,044	127,315
Provision for loan losses	15,770	12,563
Net interest income after provision for loan losses	107,274	114,752

Noninterest income:
Gain on sale of investments	3,697	120
Service charges and fees	17,450	17,728
Trust and other financial services income	6,102	4,467
Insurance commission income	4,801	4,485
Loss on real estate owned, net	(697)	(2,415)
Income from bank owned life insurance	2,051	2,173
Mortgage banking income	514	1,192
Other operating income	2,863	2,041
Total noninterest income	36,781	29,791

Noninterest expense:
Compensation and employee benefits	56,515	56,086
Premises and occupancy costs	12,297	11,897
Office operations	7,625	7,134
Processing expenses	13,228	13,243
Marketing expenses	4,568	3,993
Federal deposit insurance premiums	2,635	2,862
Professional services	3,837	2,892
Amortization of intangible assets	662	697
Real estate owned expense	1,098	1,199
Other expense	4,504	4,274
Total noninterest expense	106,969	104,277

Income before income taxes	37,086	40,266
Income tax expense	9,731	11,490

Net income	$27,355	28,776

Basic earnings per share	$0.30	0.32

Diluted earnings per share	$0.30	0.32

Annualized return on average equity	4.97%	5.12%
Annualized return on average assets	0.70%	0.73%

Basic common shares outstanding	91,324,169	90,413,780
Diluted common shares outstanding	92,442,631	90,898,038

Northwest Bancshares, Inc. and Subsidiaries

Asset quality

(Dollars in thousands)

	June 30, 2014	March 31, 2014	June 30, 2013	December 31, 2013

Nonaccrual loans current:
Residential mortgage loans	$1,112	1,064	1,564	1,361
Home equity loans	1,682	1,771	859	835
Other consumer loans	112	136	69	98
Commercial real estate loans	24,935	26,564	27,882	17,866
Commercial loans	10,494	19,603	15,687	13,357
Total nonaccrual loans current	$38,335	49,138	46,061	33,517

Nonaccrual loans delinquent 30 days to 59 days:
Residential mortgage loans	$107	741	18	427
Home equity loans	75	155	81	404
Other consumer loans	60	36	14	15
Commercial real estate loans	3,788	4,118	4,536	3,468
Commercial loans	162	5	172	7,650
Total nonaccrual loans delinquent 30 days to 59 days	$4,192	5,055	4,821	11,964

Nonaccrual loans delinquent 60 days to 89 days:
Residential mortgage loans	$936	1,914	1,964	864
Home equity loans	274	485	198	280
Other consumer loans	40	99	60	87
Commercial real estate loans	1,584	902	1,848	2,036
Commercial loans	122	95	2,104	716
Total nonaccrual loans delinquent 60 days to 89 days	$2,956	3,495	6,174	3,983

Nonaccrual loans delinquent 90 days or more:
Residential mortgage loans	$21,994	20,564	23,730	24,625
Home equity loans	7,810	8,420	8,607	8,344
Other consumer loans	1,966	1,818	1,706	2,057
Commercial real estate loans	15,290	16,098	20,872	18,433
Commercial loans	4,214	4,494	8,595	4,298
Total nonaccrual loans delinquent 90 days or more	$51,274	51,394	63,510	57,757

Total nonaccrual loans	$96,757	109,082	120,566	107,221

	June 30,	March 31,	June 30,	December 31,
	2014	2014	2013	2013

Nonaccrual loans	$96,757	109,082	120,566	107,221
Loans 90 days past maturity and still accruing	271	709	871	690
Nonperforming loans	97,028	109,791	121,437	107,911
Real estate owned, net	14,915	16,692	21,269	18,203
Nonperforming assets	$111,943	126,483	142,706	126,114

Nonaccrual troubled debt restructuring *	$23,949	34,268	42,501	28,889
Accruing troubled debt restructuring	39,844	40,243	44,016	50,277
Total troubled debt restructuring	$63,793	74,511	86,517	79,166

Nonperforming loans to total loans	1.65%	1.88%	2.13%	1.86%

Nonperforming assets to total assets	1.42%	1.59%	1.79%	1.60%

Allowance for loan losses to total loans	1.21%	1.30%	1.28%	1.23%

Allowance for loan losses to nonperforming loans	73.63%	69.44%	59.78%	66.12%

* Amounts included in nonperforming loans above.

Northwest Bancshares, Inc. and Subsidiaries

Delinquency

(Dollars in thousands)

Loan delinquency schedule
(Number of loans and dollar amount of loans)

	June 30,			March 31,			June 30,			December 31,
	2014		*	2014		*	2013		*	2013		*
Loans delinquent 30 days to 59 days:
Residential mortgage loans	71	$3,842	0.2%	352	$26,874	1.1%	77	$3,741	0.2%	374	$27,486	1.1%
Home equity loans	123	4,193	0.4%	172	5,449	0.5%	174	4,993	0.5%	213	6,946	0.6%
Consumer loans	953	4,355	1.9%	749	3,412	1.5%	1,026	4,334	1.9%	1,010	4,515	2.0%
Commercial real estate loans	79	8,247	0.5%	84	26,518	1.6%	74	7,982	0.5%	73	8,449	0.5%
Commercial loans	35	1,146	0.3%	41	1,375	0.3%	31	952	0.2%	34	9,243	2.3%
Total loans delinquent 30 days to 59 days	1,261	$21,783	0.4%	1,398	$63,628	1.1%	1,382	22,002	0.4%	1,704	$56,639	1.0%

Loans delinquent 60 days to 89 days:
Residential mortgage loans	81	$6,024	0.2%	46	$3,674	0.1%	101	$8,516	0.4%	103	$7,568	0.3%
Home equity loans	45	1,210	0.1%	42	1,437	0.1%	50	1,361	0.1%	67	2,243	0.2%
Consumer loans	363	1,454	0.6%	330	1,289	0.6%	368	1,470	0.7%	507	1,866	0.8%
Commercial real estate loans	31	2,267	0.1%	33	2,570	0.2%	41	3,170	0.2%	35	3,968	0.2%
Commercial loans	16	709	0.2%	9	473	0.1%	18	2,389	0.6%	16	1,555	0.4%
Total loans delinquent 60 days to 89 days	536	$11,664	0.2%	460	$9,443	0.2%	578	16,906	0.3%	728	$17,200	0.3%

Loans delinquent 90 days or more:
Residential mortgage loans	251	$21,994	0.9%	236	$20,564	0.8%	250	$23,730	1.0%	273	$24,625	1.0%
Home equity loans	168	7,810	0.7%	176	8,420	0.8%	194	8,607	0.8%	171	8,344	0.8%
Consumer loans	412	1,966	0.8%	391	1,818	0.8%	379	1,706	0.8%	470	2,057	0.9%
Commercial real estate loans	118	15,290	0.9%	116	16,098	1.0%	128	20,872	1.3%	124	18,433	1.1%
Commercial loans	34	4,214	1.0%	33	4,494	1.1%	53	8,595	2.2%	31	4,298	1.1%
Total loans delinquent 90 days or more	983	$51,274	0.9%	952	$51,394	0.9%	1,004	63,510	1.1%	1,069	$57,757	1.0%

Total loans delinquent	2,780	$84,721	1.4%	2,810	$124,465	2.1%	2,964	$102,418	1.8%	3,501	$131,596	2.3%

* - Represents delinquency, in dollars, divided by the respective total amount of that type of loan outstanding.

Northwest Bancshares, Inc. and Subsidiaries

Loans by credit quality indicators as of June 30, 2014

(Dollars in thousands)

						Recorded
						investment
		Special				in loans
	Pass	mention	Substandard	Doubtful	Loss	receivable
Personal Banking:
Residential mortgage loans	$2,468,039	—	16,313	—	1,388	2,485,740
Home equity loans	1,059,133	—	7,810	—	—	1,066,943
Other consumer loans	230,707	—	1,267	—	—	231,974
Total Personal Banking	3,757,879	—	25,390	—	1,388	3,784,657

Business Banking:
Commercial real estate loans	1,489,428	56,711	145,622	3,121	—	1,694,882
Commercial loans	354,424	16,588	31,432	3,751	—	406,195
Total Business Banking	1,843,852	73,299	177,054	6,872	—	2,101,077

	$5,601,731	73,299	202,444	6,872	1,388	5,885,734

Northwest Bancshares, Inc. and Subsidiaries

Loans by credit quality indicators as of December 31, 2013

(Dollars in thousands)

						Recorded
						investment
		Special				in loans
	Pass	mention	Substandard	Doubtful	Loss	receivable
Personal Banking:
Residential mortgage loans	$2,464,057	—	17,626	—	1,321	2,483,004
Home equity loans	1,075,595	—	8,344	—	—	1,083,939
Other consumer loans	226,922	—	1,426	—	—	228,348
Total Personal Banking	3,766,574	—	27,396	—	1,321	3,795,291

Business Banking:
Commercial real estate loans	1,398,652	46,557	161,906	1,284	—	1,608,399
Commercial loans	345,612	12,045	43,040	1,904	—	402,601
Total Business Banking	1,744,264	58,602	204,946	3,188	—	2,011,000

	$5,510,838	58,602	232,342	3,188	1,321	5,806,291

Northwest Bancshares, Inc. and Subsidiaries

Allowance for loan losses

(Dollars in thousands)

	Quarter ended		Six months ended
	June 30,		June 30,
	2014	2013	2014	2013
Allowance for loan losses
Beginning balance	$76,234	72,009	71,348	73,219
Provision	8,285	5,405	15,770	12,563
Charge-offs residential mortgage	(883)	(777)	(1,342)	(1,456)
Charge-offs home equity	(593)	(805)	(965)	(1,175)
Charge-offs other consumer	(1,450)	(1,280)	(3,166)	(2,684)
Charge-offs commercial real estate	(2,743)	(2,696)	(3,675)	(6,686)
Charge-offs commercial	(9,351)	(542)	(10,121)	(3,222)
Recoveries	1,943	1,276	3,593	2,031
Ending balance	$71,442	72,590	71,442	72,590

Net charge-offs to average loans, annualized	0.90%	0.34%	0.54%	0.47%

Northwest Bancshares, Inc. and Subsidiaries

Average balance sheet

(Dollars in thousands)

The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated.  Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented.  Average balances are calculated using daily averages.

	Quarter ended June 30,
	2014			2013
			Avg.			Avg.
	Average		Yield/	Average		Yield/
	Balance	Interest	Cost (g)	Balance	Interest	Cost (g)
Assets:
Interest-earning assets:
Loans receivable (a) (b) (d)	$5,833,540	71,337	4.90%	$5,623,784	72,548	5.16%
Mortgage-backed securities (c)	601,066	2,666	1.77%	726,583	3,308	1.82%
Investment securities (c) (d)	507,315	3,472	2.74%	531,802	4,255	3.20%
FHLB stock	43,944	697	6.34%	48,110	34	0.28%
Other interest-earning deposits	424,434	286	0.27%	513,930	340	0.26%

Total interest-earning assets	7,410,299	78,458	4.24%	7,444,209	80,485	4.32%

Noninterest earning assets (e)	530,582			531,771

Total assets	$7,940,881			$7,975,980

Liabilities and shareholders’ equity:
Interest-bearing liabilities:
Savings deposits	$1,239,563	821	0.27%	$1,209,783	900	0.30%
Interest-bearing demand deposits	896,014	149	0.07%	873,804	149	0.07%
Money market deposit accounts	1,182,542	792	0.27%	1,121,579	748	0.27%
Time deposits	1,598,523	4,659	1.17%	1,791,030	5,607	1.26%
Borrowed funds (f)	872,653	6,623	3.04%	866,476	6,612	3.06%
Junior subordinated debentures	103,094	1,170	4.49%	103,094	1,420	5.45%

Total interest-bearing liabilities	5,892,389	14,214	0.97%	5,965,766	15,436	1.04%

Noninterest-bearing demand deposits	852,253			778,468
Noninterest bearing liabilities	128,072			102,191

Total liabilities	6,872,714			6,846,425

Shareholders’ equity	1,068,167			1,129,555

Total liabilities and shareholders’ equity	$7,940,881			$7,975,980

Net interest income/ Interest rate spread		64,244	3.27%		65,049	3.28%

Net interest-earning assets/ Net interest margin	$1,517,910		3.47%	$1,478,443		3.50%

Ratio of interest-earning assets to interest-bearing liabilities	1.26X			1.25X

(a) Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.

(b) Interest income includes accretion/ amortization of deferred loan fees/ expenses, which was not material.

(c) Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.

(d) Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent basis.

(e) Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.

(f) Average balances include FHLB borrowings and securities sold under agreements to repurchase.

(g) Shown on a FTE basis. GAAP basis yields for the periods indicated were: Loans - 4.87% and 5.12%, respectively, Investment securities - 2.06% and 2.35%, respectively, Interest-earning assets - 4.17% and 4.23%, respectively. GAAP basis net interest rate spreads were 3.20% and 3.19%, respectively, and GAAP basis net interest margins were 3.39% and 3.40%, respectively.

Northwest Bancshares, Inc. and Subsidiaries

Average balance sheet

(Dollars in thousands)

The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated.  Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented.  Average balances are calculated using daily averages.

	Six months ended June 30,
	2014			2013
			Avg.			Avg.
	Average		Yield/	Average		Yield/
	Balance	Interest	Cost (g)	Balance	Interest	Cost (g)
Assets:
Interest-earning assets:
Loans receivable (a) (b) (d)	$5,828,500	141,254	4.89%	$5,631,110	146,075	5.19%
Mortgage-backed securities (c)	611,050	5,459	1.79%	726,057	6,749	1.86%
Investment securities (c) (d)	507,334	7,099	2.80%	500,881	8,334	3.33%
FHLB stock	43,830	973	4.44%	47,492	71	0.30%
Other interest-earning deposits	370,292	486	0.26%	457,871	591	0.26%

Total interest-earning assets	7,361,006	155,271	4.25%	7,363,411	161,820	4.40%

Noninterest earning assets (e)	575,490			584,030

Total assets	$7,936,496			$7,947,441

Liabilities and shareholders’ equity:
Interest-bearing liabilities:
Savings deposits	$1,224,042	1,624	0.27%	$1,195,216	1,794	0.30%
Interest-bearing demand deposits	873,972	288	0.07%	857,121	289	0.07%
Money market deposit accounts	1,178,202	1,574	0.27%	1,114,553	1,490	0.27%
Time deposits	1,621,745	9,425	1.17%	1,820,244	11,645	1.29%
Borrowed funds (f)	876,897	13,180	3.03%	860,017	13,038	3.06%
Junior subordinated debentures	103,094	2,327	4.49%	103,094	2,825	5.45%

Total interest-bearing liabilities	5,877,952	28,418	0.97%	5,950,245	31,081	1.05%

Noninterest-bearing demand deposits	833,750			766,578
Noninterest bearing liabilities	114,994			96,297

Total liabilities	6,826,696			6,813,120

Shareholders’ equity	1,109,800			1,134,321

Total liabilities and shareholders’ equity	$7,936,496			$7,947,441

Net interest income/ Interest rate spread		126,853	3.28%		130,739	3.35%

Net interest-earning assets/ Net interest margin	$1,483,054		3.45%	$1,413,166		3.55%

Ratio of interest-earning assets to interest-bearing liabilities	1.25X			1.24X

(a) Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.

(b) Interest income includes accretion/ amortization of deferred loan fees/ expenses, which was not material.

(c) Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.

(d) Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent basis.

(e) Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.

(f) Average balances include FHLB borrowings and securities sold under agreements to repurchase.

(g) Shown on a FTE basis. GAAP basis yields for the periods indicated were: Loans - 4.85% and 5.15%, respectively, Investment securities - 2.11% and 2.43%, respectively, Interest-earning assets - 4.17% and 4.30%, respectively. GAAP basis net interest rate spreads were 3.20% and 3.25%, respectively, and GAAP basis net interest margins were 3.37% and 3.46%, respectively.

Northwest Bancshares, Inc. and Subsidiaries

Average balance sheet

(Dollars in thousands)

The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated.  Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented.  Average balances are calculated using daily averages.

	Quarter ended			Quarter ended
	June 30, 2014			March 31, 2014
			Avg.			Avg.
	Average		Yield/	Average		Yield/
	Balance	Interest	Cost (g)	Balance	Interest	Cost (g)
Assets:
Interest-earning assets:
Loans receivable (a) (b) (d)	$5,833,540	71,337	4.90%	$5,823,527	69,916	4.87%
Mortgage-backed securities (c)	601,066	2,666	1.77%	621,146	2,793	1.80%
Investment securities (c) (d)	507,315	3,472	2.74%	507,354	3,627	2.86%
FHLB stock	43,944	697	6.34%	43,715	275	2.52%
Other interest-earning deposits	424,434	286	0.27%	351,615	200	0.23%

Total interest-earning assets	7,410,299	78,458	4.24%	7,347,357	76,811	4.23%

Noninterest earning assets (e)	530,582			584,754

Total assets	$7,940,881			$7,932,111

Liabilities and shareholders’ equity:
Interest-bearing liabilities:
Savings deposits	$1,239,563	821	0.27%	$1,208,349	804	0.27%
Interest-bearing demand deposits	896,014	149	0.07%	851,723	139	0.07%
Money market deposit accounts	1,182,542	792	0.27%	1,173,957	782	0.27%
Time deposits	1,598,523	4,659	1.17%	1,642,224	4,765	1.18%
Borrowed funds (f)	872,653	6,623	3.04%	881,187	6,557	3.02%
Junior subordinated debentures	103,094	1,170	4.49%	103,094	1,157	4.49%

Total interest-bearing liabilities	5,892,389	14,214	0.97%	5,860,534	14,204	0.98%

Noninterest-bearing demand deposits	852,253			815,117
Noninterest bearing liabilities	128,072			105,027

Total liabilities	6,872,714			6,780,678

Shareholders’ equity	1,068,167			1,151,433

Total liabilities and shareholders’ equity	$7,940,881			$7,932,111

Net interest income/ Interest rate spread		64,244	3.27%		62,607	3.25%

Net interest-earning assets/ Net interest margin	$1,517,910		3.47%	$1,486,823		3.45%

Ratio of interest-earning assets to interest-bearing liabilities	1.26X			1.25X

(a) Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.

(b) Interest income includes accretion/ amortization of deferred loan fees/ expenses, which was not material.

(c) Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.

(d) Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent basis.

(e) Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.

(f) Average balances include FHLB borrowings and securities sold under agreements to repurchase.

(g) Shown on a FTE basis. GAAP basis yields for the periods indicated were: Loans - 4.87% and 4.83%, respectively, Investment securities - 2.06% and 2.16%, respectively, Interest-earning assets - 4.17% and 4.16%, respectively. GAAP basis net interest rate spreads were 3.20% and 3.18%, respectively, and GAAP basis net interest margins were 3.39% and 3.38%, respectively.